Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, CenturyTel, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

CENTURYTEL, INC.
By:	/s/ Stacey W. Goff
Stacey W. Goff
Senior Vice President, General Counsel and Secretary

Dated: November 18, 2008

Signature	Title	Date

/s/ Glen F. Post, III Glen F. Post, III	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	November 18, 2008

/s/ R. Steward Ewing, Jr. R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 18, 2008

/s/ Neil A. Sweasy Neil A. Sweasy	Vice President and Controller (Principal Accounting Officer)	November 18, 2008

/s/ Harvey P. Perry Harvey P. Perry	Vice-Chairman of the Board and Director	November 18, 2008

/s/ William R. Boles, Jr.	Director	November 18, 2008
William R. Boles, Jr.

/s/ Virginia Boulet	Director	November 18, 2008
Virginia Boulet

/s/ Calvin Czeschin	Director	November 18, 2008
Calvin Czeschin

/s/ James B. Gardner	Director	November 18, 2008
James B. Gardner

Signature	Title	Date
/s/ W. Bruce Hanks	Director	November 18, 2008
W. Bruce Hanks

/s/ Gregory J. McCray	Director	November 18, 2008
Gregory J. McCray

/s/ C.G. Melville, Jr.	Director	November 18, 2008
C.G. Melville, Jr.

/s/ Fred R. Nichols	Director	November 18, 2008
Fred R. Nichols

/s/ Jim D. Reppond	Director	November 18, 2008
Jim D. Reppond

/s/ Joseph R. Zimmel	Director	November 18, 2008
Joseph R. Zimmel